Exhibit 99.1

ChromaDex Announces Closing of Third and Final Tranche of the
$25 Million Strategic Investment Led by Mr. Li Ka-shing and
Appoints Two Additional Board Members

-Company Appoints Wendy Yu and Tony Lau to Board of Directors-

IRVINE, Calif., Aug. 21, 2017 – ChromaDex Corp. (NASDAQ: CDXC), an innovator of proprietary health, wellness and nutritional ingredients that creates science-based solutions for dietary supplement, food and beverage, skin care, sports nutrition, and pharmaceutical products, announced today the closing of the $5.1 million third and final tranche of the $25 million strategic investment led by Hong Kong business leader Mr. Li Ka-shing. In connection with such transactions, Champion River Ventures Limited nominated Mr. Tony Lau to the Board of Directors and Pioneer Step Holdings Limited nominated Ms. Wendy Yu to the Board of Directors. The Board of Directors subsequently appointed Mr. Lau and Ms. Yu as directors on August 18, 2017.

The $5.1 million third and final tranche was approved by stockholders at a special meeting held on August 10, 2017 and follows the second $16.4 million tranche that closed on May 24, 2017 and the initial $3.5 million tranche that closed on April 27, 2017.

Mr. Lau has been building the consumer and retail segment at Horizons Ventures since 2014.

Ms. Yu has served as Chief Digital Officer of Horizons Digital Group since July 2012. Ms. Yu oversees marketing and communications for Horizons Ventures as well as helping on the Asia expansion for Horizons portfolio companies.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT:LTS), is acting as exclusive placement agent in the private placement.

The shares of common stock being sold in the private placement will not have been registered under the Securities Act of 1933, as amended (the “Act”).  Accordingly, such shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements under the Act.  Additional details about the transaction are included in a Form 8-K filed by ChromaDex concurrently with this release.

About ChromaDex:

ChromaDex leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting. As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house chemistry, regulatory and safety consulting business units to develop commercially viable ingredients. Our ingredient portfolio is backed with clinical and scientific research, as well as extensive IP protection. Our portfolio of patented ingredient technologies includes NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; IMMULINA™, a spirulina extract; and AnthOrigin®, anthocyanins derived from a domestically-produced, water-extracted purple corn. To learn more about ChromaDex, please visit www.ChromaDex.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements related to the skills and experience of Mr. Lau and Ms. Yu. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. More detailed information about ChromaDex and the risk factors that may affect the realization of forward-looking statements is set forth in ChromaDex's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, ChromaDex's Quarterly Reports on Form 10-Q and other filings submitted by ChromaDex to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:
Andrew Johnson, Director of Investor Relations
949-419-0288
andrewj@chromadex.com

ChromaDex Public Relations Contact:
Breah Ostendorf, Director of Marketing
949-537-4103
breaho@chromadex.com

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